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                                    EXHIBIT 5

                           Opinion of Knecht & Hansen


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                                 KNECHT & HANSEN
                   A PARTNERSHIP OF PROFESSIONAL CORPORATIONS

                                ATTORNEYS AT LAW
RICHARD E. KNECHT         1301 DOVE STREET, SUITE 900          TELECOPIER:
LOREN P. HANSEN        NEWPORT BEACH, CALIFORNIA  92660       (714) 851-1732
                           TELEPHONE: (714) 851-8070


                                  May 15, 1998


     Board of Directors
     BYL Bancorp
     18206 Imperial Highway
     Yorba Linda, California  92886


                      Re:  BYL Bancorp - 1997 Stock Option Plan

     Gentlemen:

                      We are acting as counsel for BYL Bancorp in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 460,519 shares of Common Stock, no par value, of BYL Bancorp, a California corporation, to be issued upon the exercise of options under the BYL Bancorp 1997 Stock Option Plan (the "Plan"), plus an indeterminate number of shares as may become subject to options under the Plan (collectively referred to as the "Shares"). A registration statement on Form S-8 (the "Registration Statement") will be filed under the Act with respect to the offering of the Shares. Based upon the examination of such instruments, documents and records as we deem necessary, including the Registration Statement, we are of the opinion that:

                      1. BYL Bancorp has been duly incorporated and is validly existing under the laws of the State of California.

                      2. The Shares to be offered by BYL Bancorp under the Plan, have been duly authorized and legally issued, fully paid, and nonassessable under the laws of the State of California.

                      Consent is hereby given to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the Exhibits to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Loren P. Hansen
                                                     -------------------
                                                     Loren P. Hansen of
                                                     Knecht & Hansen